SCHEDULE A

AMENDED AND RESTATED DISTRIBUTION AND SERVICES PLAN (12b-1)

OF ASTON FUNDS

Below are listed the Trust’s separate series of shares under which this Distribution and Services Plan is to be performed as of the date hereof.

ASTON FUNDS

ASTON/Cornerstone Large Cap Value Fund – Class N Shares

ASTON/Veredus Select Growth Fund– Class N Shares

ASTON/Harrison Street Real Estate Fund– Class N Shares

ASTON/River Road Dividend All Cap Value Fund – Class N Shares

ASTON/River Road Small Cap Value Fund – Class N Shares

ASTON/River Road Select Value Fund – Class N Shares

ASTON/Montag & Caldwell Mid Cap Growth Fund – Class N Shares

ASTON/Cardinal Mid Cap Value Fund – Class N Shares

ASTON Dynamic Allocation Fund – Class N Shares

ASTON/M.D. Sass Enhanced Equity Fund – Class N Shares

ASTON/Neptune International Fund – Class N Shares

ASTON/Lake Partners LASSO Alternatives Fund – Class N Shares

ASTON/Barings International Fund – Class N Shares

ASTON/Herndon Large Cap Value Fund – Class N Shares

ASTON Small Cap Growth Fund – Class N Shares

ASTON/River Road Independent Value Fund – Class N Shares

ASTON/River Road Long-Short Fund – Class N Shares

ASTON/DoubleLine Core Plus Fixed Income Fund – Class N

ASTON/Silvercrest Small Cap Fund – Class N Shares

ASTON/River Road Dividend All Cap Value Fund II – Class N Shares

This Schedule “A” may be amended from time to time upon approval of the Board of Trustees of the Trust including a majority of the disinterested Trustees and, if required, by vote of a majority of the outstanding shares of beneficial interest affected.

As of June 21, 2001

As amended: December 20, 2001

As amended: March 21, 2002

As amended: December 19, 2002

As amended: February 17, 2003

Approved: December 18, 2003

As amended: December 16, 2004

As amended: June 16, 2005

As amended: September 21, 2006

As amended: November 30, 2006

As amended: February 19, 2007

As amended: June 21, 2007

As amended: September 20, 2007

As amended: December 20, 2007

As amended: February 18, 2008

As amended: March 20, 2008

As amended: December 17, 2009

As amended: March 18, 2010

As amended: June 24, 2010

As amended: September 17, 2010

As amended: December 17, 2010

As amended: July 13, 2011

As amended: December 15, 2011

As amended December 21, 2011

As amended: June 22, 2012

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